                                                                    EXHIBIT 21.1



                              LIST OF SUBSIDIARIES


                                                          JURISDICTION OF
NAME                                                       INCORPORATION
----                                                      ---------------
Sagent Technology Japan KK                                     Japan
Sagent Technology Canada                                      Canada